Exhibit 16.1

LAKE &ASSOCIATES, CPA’S

June 23, 2010

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Commissioners:

We have read the statements made by H & H Imports Inc. which was filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company’s Form 8-K report dated June 22, 2010. We agree with the statements made under Item 4.01 concerning our Firm in such Form 8-K.

Very truly yours,

/s/ LAKE & ASSOCIATES, CPA'S

Lake & Associates, CPA’S LLC

Schaumburg, Illinois 60193